TERM LOAN AGREEMENT




                          Dated as of November 27, 1996



                                 By and Between

                          FIBERCORE, INC., as Borrower

                                       and

                           AMP INCORPORATED, as Lender

                               TERM LOAN AGREEMENT


         THIS TERM LOAN AGREEMENT ("Agreement") is made as of November 27, 1996, by and between FIBERCORE, INC., a Nevada corporation ("Borrower"), having its chief executive office at 174 Charlton Road, Sturbridge, MA 01566 and AMP INCORPORATED, a Pennsylvania corporation ("Lender"), having an office at 470 Friendship Road, M/S 176-034, Harrisburg, Pennsylvania 17111.


                                    SECTION I

                                   DEFINITIONS

         1.1      Definitions.

                  All capitalized terms used in this Agreement or in the Note or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

         Acquisition. Any transaction, or any series of related transactions, by which Borrower or any of its Subsidiaries directly or indirectly (a) acquires all or substantially all of any ongoing business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the stock of a corporation having ordinary voting power for the election of directors of such corporation, or (c) acquires control of more than fifty percent (50.0%) of the ownership interest in any partnership or joint venture.

         Affiliate. With respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5.0%) or more of the stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall Lender be deemed to be an Affiliate of Borrower for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         ALT.  Automated Light Technologies, Inc., a Delaware corporation.

         AMP Affiliate. With respect to Lender, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, twenty percent (20.0%) or more of the stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall Lender be deemed to be an Affiliate of Borrower for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         Berliner Bank Loan. The loan made by Berliner Bank to Borrower pursuant to the loan documents attached hereto as Exhibit K.

         Business Day. Any day other than a Saturday, Sunday, legal holiday or other day on which banks in Massachusetts or New York are required or permitted by law to close.

         Capital Expenditures. All payments made for Acquisitions or for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one (1) year and which are required to be capitalized under GAAP, including Capital Lease Obligations.

         Capital Lease. As to any Person, any lease of any Property by such Person as lessee that is, or should be in accordance with Financial Accounting Standards Board Statement No. 13, classified and accounted for as a "capital lease" on the balance sheet of such Person prepared in accordance with GAAP.

         Capital Lease Obligation. With respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

         Cash Collateral.  Cash Collateral has the meaning given to such term in
Section 2.4.

         Change in Control. Change in Control means the occurrence, after the date of this Agreement, of any of the following except in furtherance of the Voting Agreement: (i) any person or two or more persons acting as a "group" within the meaning of section 13(d) of the Exchange Act acquiring beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing 40% of more of the combined voting power of all securities (including the securities so acquired) of Borrower entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing after the date hereof, individuals who at the beginning of such 12-month period were directors of Borrower ceasing for any reason to constitute a majority of the Board of Directors of Borrower unless the persons replacing such individuals were nominated by the Board of Directors of Borrower or by Lender; or (iii) any person or two or more persons acting as a "group" within the meaning of section 13(d) of the Exchange Act acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities or Borrower (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities (including the securities so acquired or controlled) of Borrower entitled to vote in the election of directors.

         Closing Date.  The date of this Agreement.

         Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Collateral. Collateral means all of the collateral referred to in the German Security Agreement.

         Commitment Amount.  Three Million United States Dollars (US$3,000,000).

         Common Stock.  Common Stock of Borrower.



                                       2.

         Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         Convertible Debenture. That certain Amended and Restated Convertible Debenture dated as of April 17, 1995, in the original principal amount of $2,000,000.

         Current Assets. On a consolidated basis for Borrower and its Subsidiaries, as at any date of determination, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries.

         Current Liabilities. On a consolidated basis for Borrower and its Subsidiaries, as at any date of determination, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, plus, to the extent not already included therein, all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

         Debt Conversion Agreement. Amendment No. 1 to Convertible Debenture Purchase Agreement, entered into by and between Borrower and Lender, dated as of the date hereof.

         Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         EBITDA. As calculated on a consolidated basis for Borrower and its Subsidiaries for any period as of any date of determination, the sum of (a) Net Income, plus (b) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind to the extent included in the determination of Net Income, plus (c) all taxes on or measured by income to the extent included in the determination of Net Income, plus (d) Interest Expense to the extent included in the determination of Net Income.

         Encumbrances.  See Section 6.4

         Environmental Laws. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over Borrower or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

         Equity. On a consolidated basis for Borrower and its Subsidiaries, as at any date of determination, the consolidated total assets of Borrower and its Subsidiaries minus, Total Liabilities.



                                       3.

         ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Event of Default.  Any event described in Section 8.1.

         Existing Loan Documents. The Convertible Debenture Purchase Agreement, dated as of April 17, 1995, by and between Borrower (as successor-in-interest to FiberCore Incorporated, a Nevada corporation) and Lender and the related Convertible Debenture in the original principal amount of $5,000,000, as amended from time to time.

         Fiscal Quarter. Each fiscal quarter of Borrower ending on each March 31, June 30, September 30 and December 31 unless quarters ending on different dates are consented to in writing in advance by Lender.

         Fiscal Year. Each fiscal year of Borrower ending on each December 31 unless fiscal years ending on different dates are consented to in writing in advance by Lender.

         GAAP. Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         German Government Grant. The grant made by the German government to Guarantor pursuant to the documents attached hereto as Exhibit L.

         German Guaranty. That certain Subsidiary Guaranty in the form of Exhibit D executed by Guarantor in favor of Lender.

         German Security Agreement. That certain Security Agreement in the form of Exhibit E executed by Guarantor, pursuant to which Guarantor grants to Lender a security interest in all equipment owned by Guarantor as security for Guarantor's obligations under the German Guaranty.

         Guaranties. As applied to Borrower and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of Borrower and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity.

         Guarantor. FiberCore Glasfaser Jena, GmbH, a corporation organized under the laws of Germany and a wholly-owned subsidiary of Borrower.

         Hazardous Material. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste" "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto


                                       4.

including,   without  limitation,  the  Comprehensive   Environmental  Response,
Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over Borrower; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

         Indebtedness. As applied to Borrower and its Subsidiaries, means, without duplication, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of Borrower and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by Borrower or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of Borrower and its Subsidiaries, (v) all Guaranties, and (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by Borrower or any of its Subsidiaries.

         Interest Expense. As calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, cash interest expense for such period (including, without limitation, all commissions, discounts, fees and other charges under letters of credit and similar instruments) classified and accounted for in accordance with GAAP.

         Interest Payment Date. The last day of each March, June, September and December.

         Interest Period.  A calendar quarter.

         Investment. As applied to Borrower and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any Acquisition or commitment to make any Acquisition, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

         License. Any copyright license, Patent License, trademark license or other license of rights or interests now held or hereafter acquired by Borrower.

         Loan. The loan made to Borrower by Lender pursuant to Section II of this Agreement.

         Loan Documents. This Agreement, the Note, the Debt Conversion Agreement, the Convertible Debenture, the Warrant, the German Guaranty, the German Security Agreement, the Voting Agreement, and any other agreements, documents, financing statements or instruments executed by Borrower in connection with this Agreement, as the same may be amended, modified, supplemented or renewed from time to time.



                                       5.

         Long  Term  Debt.  On  a  consolidated   basis  for  Borrower  and  its
Subsidiaries, as at any date of determination, all amounts that should, in accordance with GAAP, be included as long term debt on the consolidated balance sheet of Borrower and its Subsidiaries.

         Material Adverse Effect. Any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the financial condition or business operations or prospects of Borrower or Guarantor, (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower to perform timely its Obligations, (d) materially impairs or could reasonably be expected to materially impair the ability of Guarantor to perform timely its obligations under the German Guaranty, (e) materially impairs or could reasonably be expected to materially impair the value or priority of Lender's security interest in the collateral (as described in the German Security Agreement) or (f) materially impairs or could reasonably be expected to materially impair the ability of Lender to enforce any of its available legal remedies pursuant to the Loan Documents.

         Maturity Date.  November 27, 2006.

         Mission Statement.  Borrower's mission statement setforth in Exhibit H.

         Net Income. As calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net income (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

         Note. A promissory note of Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of Borrower to Lender to repay the Loan.

         Obligations. Any and all obligations of Borrower to Lender under the Loan Documents or under the Purchase Agreement, of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

         Patent License. Any of the following now owned or hereafter acquired by
Borrower: any written agreement granting any right with respect to any invention on which a Patent is in existence.

         Patents. All of the following in which Borrower now holds or hereafter acquires any interest: (a) letters patent of the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

         PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Permitted Encumbrances.  See Section 6.4.


                                       6.

         Person. Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

         Plan. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

         Prime Rate. The prime rate as quoted in the Wall Street Journal on the Business Day immediately preceding the commencement of an Interest Period.

         Property. Any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

         Purchase Agreement. That certain Purchase Agreement, dated as of July 29, 1996, by and between Lender and Borrower, regarding the purchase of glass optical fiber by Lender from Borrower.

         Qualified Investments. As applied to Borrower and its Subsidiaries, investments in (i) notes, bonds or other obligations of the United States of America, Germany, or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America or Germany; (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof, or Germany, that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, and (iv) any repurchase agreement secured by any one or more of the foregoing.

         Recent ALT Financing. The intercompany loan pursuant to which ALT extended a loan to Borrower in the original principal amount of $367,000.

         Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by Borrower or a Subsidiary of Borrower; or any other such organization the management of which is directly or indirectly controlled by Borrower or a Subsidiary of Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which Borrower has a 50% ownership interest.

         Total Assets. As calculated on a consolidated basis for Borrower and its Subsidiaries as of any date of determination, the total assets of Borrower and its Subsidiaries.

         Total Liabilities. As calculated on a consolidated basis for Borrower and its Subsidiaries as of any date of determination, the total liabilities of Borrower and its Subsidiaries.

         Voting  Agreement.  The voting agreement in  substantially  the form of
Exhibit I.



                                       7.

         Warrant. The warrant issued by Borrower to Lender in substantially the form of Exhibit B.

         1.2 Accounting Terms. All terms of an accounting character shall have the meanings assigned thereto by generally accepted accounting principles applied on a basis consistent with the financial statements referred to in
Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.


                                   SECTION II

                              DESCRIPTION OF CREDIT

         2.1 The Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a single term loan (the "Loan") to Borrower on the Closing Date in an aggregate principal amount equal to the Commitment Amount. Amounts borrowed and repaid may not be reborrowed.

         2.2 The Note. (a) The Loan shall be evidenced by the Note, payable to the order of Lender and shall be due and payable in full on the Maturity Date. The Note shall be dated the Closing Date and shall have the blanks therein appropriately completed.

                  (b) Lender may enter in its records appropriate notations evidencing the date and the amount of the Loan and the date and amount of each payment of principal made by Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. No failure on the part of Lender to make any notation as provided in this subsection (b) shall in any way affect any Loan or the rights or obligations of Lender or Borrower with respect thereto.

         2.3 Interest Rates and Payments of Interest; Payments of Principal. (a) The Loan shall bear interest on the outstanding principal amount thereof at a rate per annum initially equal to _______%; thereafter, on the first day of each Interest Period, the interest rate shall be adjusted to a fixed rate for such Interest Period equal to the Prime Rate (as quoted on the Business Day immediately preceding the commencement of such Interest Period) plus one percent (1%). Such interest shall be due and payable quarterly in arrears on each Interest Payment Date and when such Loan is due (whether at maturity, by reason of acceleration or otherwise); provided, however, that so long as no Default or Event of Default has occurred and is continuing, (i) on each Interest Payment Date prior to September 30, 2001, the accrued and unpaid interest for such Interest Period shall be added to principal and thereafter interest shall accrue on such amount and (ii) on each Interest Payment Date on or after September 30, 2001, the accrued interest for such Interest Period shall be due and payable to Lender in immediately available funds.

         2.4 Use of Proceeds. Lender shall advance the proceeds of the Loan directly to Guarantor's deposit account with Berliner Bank, as a capital contribution from Borrower to Guarantor. DM 3,850,000 of the Loan proceeds shall be held by Berliner Bank as collateral (the "Cash Collateral") for the Berliner Bank Loan and the balance will be used (i) to reimburse Borrower for its corporate allocation in accordance with the 1996 annual budget approved by Borrower's board of directors and (ii) to prepay indebtedness owing to ALT in connection with the Recent ALT Financing in an amount not to exceed $367,000.

         2.5 Voluntary Prepayment of the Loan. Borrower may prepay the Loan, in whole or in part, at any time, without premium or penalty, upon thirty (30) day's prior written notice to Lender. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment.


                                       8.

         2.6 Mandatory Prepayment of the Loan. Borrower shall prepay the Loan in full, together with all accrued interest, upon the earlier of (i) the Maturity
Date, (ii) the repayment of the Berliner Bank Loan, (iii) the release of the Cash Collateral by the Berliner Bank, and (iv) acceleration of the Loan pursuant to Section 8.2.

         2.7 Method of Payment. All payments and prepayments of principal and all payments of interest shall be made by Borrower to Lender at its office in immediately available funds, on or before 1:00 p.m. (Pennsylvania time) on the due date thereof, without set off and free and clear of, and without any deduction or withholding for, any taxes or other payments of any kind whatsoever.

         2.8 Overdue Payments. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Note shall bear interest from and including the due date thereof until paid, payable on demand, at a rate per annum equal to 2% above the rate then applicable to Loan.

         2.9 Computation of Interest and Fees. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension, if taken, shall be included in computing interest in connection with such payment.

         2.10 Maximum Interest. Notwithstanding any provision to the contrary herein contained, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lender in excess of the maximum contract rate of interest permitted by applicable law. Lender and Borrower have agreed that the interest laws of the State of New York shall govern the relationship between them, but in the event of a final adjudication to the contrary, Borrower shall be obligated to pay to Lender only such interest as then shall be permitted by the laws of the state found to govern the contract relationship between Lender and Borrower. All interest found in excess of that rate of interest allowed and collected by Lender shall be applied to the principal balance in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

                                   SECTION III

                               CONDITIONS OF LOAN

         3.1 Conditions Precedent to Loan. The obligation of Lender to make its initial Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender and its counsel, the following:

             (a) this Agreement and the Note, duly executed by Borrower;

             (b) the Warrant, duly executed by Borrower in favor of Lender;

             (c) the Voting Agreement, duly executed by each of the parties thereto;

             (d) the Purchase Agreement, duly executed by each of the parties thereto;



                                       9.

             (e) the German Guaranty and the German Security Agreement, duly executed by each of the parties thereto;

             (f) evidence that $3,000,000 of the principal amount outstanding under the Existing Loan Documents plus accrued interest thereon has been converted into shares of Common Stock at the rate of $1.15762 per share pursuant to the terms of the Debt Conversion Agreement.

             (g) copies of the documentation evidencing the Berliner Bank Loan and the German Government Grant, including (i) evidence that both the Berliner Bank Loan and the German Government Grant have funded, will fund concurrently with the Loan from Lender, or are available to Borrower without the satisfaction of any further conditions, and (ii) verification that Lender has a first priority perfected security interest, or substantial equivalent under German law, senior to both the Berliner Bank and the German government, in Collateral having a book value equal to or exceeding 125% of the aggregate outstanding principal amount of the Loan.

             (h) a certificate of the Secretary or an Assistant Secretary of Borrower with respect to resolutions of the Board of Directors authorizing the execution and delivery of this Agreement, the Note, and each other Loan Document to which Borrower is a party, and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement and the other Loan Documents, and providing specimen signatures of such officers;

             (i) a certificate of the Secretary or an Assistant Secretary of the Guarantor with respect to resolutions of the Board of Directors authorizing the execution and delivery of the German Guaranty and the German Security Agreement and identifying the officer(s) authorized to execute, deliver and take all other actions required under the German Guaranty and the German Security Agreement, and providing specimen signatures of such officers;

             (j) a copy of the articles of incorporation of Borrower and all amendments and supplements thereto, filed with the Secretary of State of the State of Nevada, each certified by the Nevada Secretary of State as being a true and correct copy thereof;

             (k) the Bylaws of Borrower and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary as being a true and correct copy thereof;

             (l) a certificate of the Secretary of State of Nevada as to legal existence and good standing of Borrower in such State;

             (m) a certificate of the Secretary of State of Massachusetts as to good standing of Borrower in such State;

             (n) a certificate of the State of Nevada and Massachusetts state taxing authorities as to the tax good standing of Borrower;

             (o) an opinion addressed to it from Coleman & Rhine LLP, counsel to Borrower, substantially in the form of Exhibit F-1 hereto;

             (p) an opinion addressed to it from Rechtsanwalte Hartmann und Partner, special German counsel to Guarantor, substantially in the form of Exhibit F-2 hereto;


                                      10.

             (q) such other documents, and completion of such other matters, as counsel for Lender may deem necessary or appropriate; and

             (r) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default shall have occurred and be continuing, or would result from such Loan.


                                   SECTION IV

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         In order to induce Lender to enter into this Agreement and to make the Loan hereunder, Borrower represents and warrants to Lender that:

         4.1   Organization  and   Qualification.   Borrower  and  each  of  its
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.2 Corporate Authority. (a) The execution, delivery and performance of this Agreement, the Note, and each other Loan Document to which Borrower is a party and the transactions contemplated hereby are within the corporate power and authority of Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (i) require any consent or approval of the stockholders of Borrower other than what has been obtained, (ii) contravene any provision of the charter documents or by-laws of Borrower or any law, rule or regulation applicable to Borrower, (iii) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on Borrower, other than such as have been waived in writing or (iv) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of Borrower other than Permitted Encumbrances.

         (b) The execution, delivery and performance of the German Guaranty, the German Security Agreement, and each other Loan Document to which Guarantor is a party and the transactions contemplated hereby are within the corporate power and authority of Guarantor and have been authorized by all necessary corporate proceedings, and do not and will not (i) require any consent or approval of the stockholders of Borrower other than what has been obtained, (ii) contravene any provision of the charter documents or by-laws of Guarantor or any law, rule or regulation applicable to Guarantor, (iii) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on Guarantor, other than such as have been waived in writing or (iv) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of Guarantor other than Permitted Encumbrances.



                                      11.

         4.3 Valid Obligations. This Agreement, the Note, and each other Loan Document to which Borrower or Guarantor is a party, and all of their respective terms and provisions are the legal, valid and binding obligations of Borrower and Guarantor, respectively, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4.4 Consents or Approvals. The execution, delivery and performance of this Agreement, the Note, and each other Loan Document, and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, other than such consents as have been obtained in writing.

         4.5 Title to Properties; Absence of Encumbrances. Each of Borrower and its Subsidiaries has good and marketable title to all of the Collateral, and all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in Schedule 4.5 hereto, and, except as so disclosed, free from all defects of title that might have a Material Adverse Effect.

         4.6 Financial Statements. Borrower has heretofore delivered to Lender its audited consolidated balance sheet as of December 31, 1995, and its consolidated statements of income, changes in stockholders' equity and cash flow for the Fiscal Year then ended, and related footnotes. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position of Borrower and its Subsidiaries as of such date and the results of the operations of Borrower and its Subsidiaries for such period. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve a material amount.

         4.7 Changes.  Since the date of the financial statements referred to in
Section 4.6, there have been no changes in the properties, operations, profits, assets, liabilities, financial condition, business or prospects of Borrower or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, had a Material Adverse Effect.

         4.8 Defaults. Except as disclosed in Schedule 4.8, as of the date of this Agreement, no Default exists.

         4.9 Taxes. Borrower and each Subsidiary have filed all federal, state and other tax returns or extensions required to be filed, and all taxes, assessments and other governmental charges due from Borrower and each Subsidiary have been fully paid. Borrower and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

         4.10 Litigation. Except as set forth on Schedule 4.10 hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of Borrower's or any Subsidiary's officers, threatened, against Borrower or any Subsidiary that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of Borrower or its Subsidiaries, or could otherwise have a Material Adverse Effect.



                                      12.

         4.11 Subsidiaries. As of the date of this Agreement, all the Subsidiaries of Borrower are listed on Schedule 4.11 hereto. Borrower or a Subsidiary of Borrower is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary.

         4.12 Compliance with ERISA. Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

         4.13 Environmental Matters. (a) Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

                  (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

                  (c) Neither Borrower nor any of its Subsidiaries nor, to the best knowledge of Borrower, any previous owner, tenant, occupant or user of any property owned, leased or used by Borrower or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the best knowledge of Borrower have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of Borrower, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws.

         4.14 Trademarks, Patents, Copyrights and Licenses. Each of Borrower and Guarantor possesses and owns all necessary trademarks, trademark licenses, copyrights, copyright licenses, Patents, and Patent Licenses which are material to the conduct of its business as now operated. Schedule 4.14



                                      13.

contains a true and complete list of all trademarks, trademark licenses, copyrights, copyright licenses, Patents, and Patent Licenses in which Borrower or Guarantor has any right, title or interest.

         4.15 Name; Location of Chief Executive Office, Principal Place of Business and Collateral. Except as disclosed in Schedule 4.15, neither Borrower nor Guarantor has done business under any name other than that specified on the signature page hereof or the German Guaranty, as the case may be. The chief executive office, principal place of business, and the place where Borrower and Guarantor maintains their records concerning the collateral (as defined in the German Security Agreement, the "Collateral") are presently located at the addresses set forth on Schedule 4.15. The Collateral is presently located at the addresses set forth on Schedule 4.15.

         4.16     Capitalization.

                  (a) The authorized capital stock of Borrower consists of 100,000,000 shares of Common Stock, of which 31,310,284 shares are issued and outstanding. Attached hereto as Exhibit J is a copy of Borrower's shareholder list which contain a true and correct list of all holders of 2% or more of the equity securities of Borrower on a fully diluted basis (including, without limitation, all convertible debt, options, and warrants and other securities) of Borrower on the date of this Agreement. Of the outstanding shares of Common Stock, no shares were subject to vesting restrictions, as of November 27, 1996, pursuant to employee stock purchase agreements entered into by and between Borrower and various employees of Borrower. Borrower has reserved 1,727,683 and 1,382,648 shares of its Common Stock for issuance upon conversion of Indebtedness under the Existing Loan Documents and exercise of the Warrant, respectively. All issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. The Warrant, when issued in accordance with the terms of this Agreement, shall be duly and validly issued, and the shares of Common Stock issuable under the
Warrant, when issued in accordance with the terms of the Warrant and this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable.

                  (b) Except as set forth in this Agreement and the schedules hereto, there are no options, warrants, conversion privileges or rights, written or oral, presently outstanding to purchase or otherwise acquire any authorized but unissued shares of Borrower's capital stock or other securities of Borrower.

                                    SECTION V

                              AFFIRMATIVE COVENANTS

         So long as any Loan or other Obligation under the Loan Documents (other than the Convertible Debenture and the Debt Conversion Agreement) remains outstanding, Borrower covenants as follows:

         5.1 Financial Statements and other Reporting Requirements. Borrower shall furnish to Lender:

                  (a) as soon as available to Borrower, but in any event within one hundred and twenty (120) days after the end of each Fiscal Year, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statement of income, changes in stockholders' equity and cash flow for, such year, audited and certified by Mottle McGrath Braney & Flynn, PC (or other


                                       14.

independent certified public accountants reasonably acceptable to Lender) in the case of such consolidated statements, and certified by the chief financial officer in the case of such consolidating statements;

                  (b) as soon as available to Borrower, but in any event within forty-five (45) days after the end of each quarter, except the last fiscal quarter of the fiscal year which shall be within 120 days of the end of such quarter, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statement of income for, the period then ended, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

                  (c) as soon as available to Borrower, but in any event within forty-five (45) days after the end of each month, except the last month of the fiscal year which shall be within 120 days of the end of such month, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statement of income and cashflow for, the period then ended, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

                  (d) together with each delivery of financial statements pursuant to Section 5.1(a) or (b), a certificate of the chief financial officer in the form of Exhibit G:

                           (i) stating that to such officer's  knowledge,  based
on a reasonable examination sufficient to enable him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by such Borrower with respect to such Default or Event of Default;

                           (ii)  setting  forth  as at the  end of  such  Fiscal
Quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not such Borrower was in compliance with the financial covenants applicable to it set forth in Section VII hereof as at the end of each respective period; and

                           (iii) stating that to such officer's  knowledge,  all
representations and warranties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects except as otherwise disclosed therein; that neither Borrower nor Guarantor is in violation of any of the covenants contained in this Agreement and the other Loan Documents.

                  (e) as soon as available to Borrower, but in any event within forty-five (45) days after the end of each Fiscal Year, the annual forecasts of Borrower, including three-year projections broken down by quarter for the first of the three years; as soon as available to Borrower, any revisions to such forecasts;

                  (f) as soon as available to Borrower, but in any event no later than December 1 of each Fiscal Year, the annual budget of Borrower; as soon as available to Borrower, any revisions to such annual budget;

                  (g) as soon as available to Borrower, but in any event within forty-five (45) days after the end of each quarter, a summary of changes in the capital structure and, as soon as available to Borrower after the end of each month where there are material changes to the capital structure, a summary of any such changes;



                                      15.

                  (h) promptly after the receipt thereof by Borrower, copies of any reports submitted to Borrower by independent public accountants in connection with any interim review of the accounts of Borrower made by such accountants;

                  (i) promptly after the same are available, copies of all Board of Directors meeting packages, proxy statements, financial statements and reports as Borrower shall send to its directors or stockholders or as Borrower may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over Borrower or its Subsidiaries;

                  (j) if and when Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

                  (k) promptly upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

                  (l) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened in writing against Borrower or any of its Subsidiaries of which it has notice, the outcome of which might reasonably have a materially adverse effect on the assets, business or prospects of Borrower or Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

                  (m) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against Borrower or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto;

                  (n)  from  time  to  time,   such  other  financial  data  and
information about Borrower or its Subsidiaries as Lender may reasonably request; and

                  (o) upon Lender's request, and no less frequently than once per calendar quarter, deliver to Lender an updated list of all Patents, trademarks, copyrights and licenses not previously disclosed to Lender in which Borrower then has any right, title or interest.

         5.2  Conduct of Business.  Each of Borrower and its Subsidiaries shall:

                  (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets, and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

                  (b) maintain its corporate existence; and

                  (c) remain engaged substantially in the business of the manufacture of optical fiber, pre-forms, and monitoring systems and ancillary products.



                                      16.

         5.3 Maintenance and Insurance. Except as provided in Schedule 5.3, Borrower and each of its Subsidiaries shall maintain the Collateral and its properties in good repair, working order and condition as required for the normal conduct of its business. Borrower and each of its Subsidiaries shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of Borrower in the exercise of their reasonable judgment deem to be adequate. In the event of failure to provide and maintain insurance as herein provided, Lender may, at its option, provide such insurance and charge the amount thereof to the account of Borrower or any of its Subsidiaries with Lender. Borrower shall furnish to Lender certificates or other evidence satisfactory to Lender of compliance with the foregoing insurance provisions.

         5.4 Taxes. Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles if no lien shall have been filed to secure such tax, assessment or charge.

         5.5 Inspection by Lender. Borrower shall permit Lender or its designees, at any reasonable time and reasonable frequency, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of Borrower and its Subsidiaries, (iii) conduct periodic audits of the Collateral, and (iv) discuss the affairs, finances and accounts of Borrower and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to Sections 5.1 except that disclosure of such information may be made (i) to the subsidiaries of Lender or AMP Affiliates in connection with their present or prospective business relations with Borrower,
(ii) to  prospective  transferees,  assignees  or  purchasers,  permitted  under
Section 9.8, of an interest in the Loan who execute a confidentiality agreement reasonably acceptable to Borrower, and (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order.

         5.6 Maintenance of Books and Records. Each of Borrower and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles consistently applied and applicable law.

         5.7 ALT. If ALT does not remain cash neutral to Borrower on an operating basis, Borrower will look to divest ALT in a commercially reasonable manner.

         5.8 Composition of Board of Directors. Borrower's Board of Directors shall consist of seven directors, (a) three of whom shall be "inside" directors nominated by the current board of directors of Borrower and who, initially, shall be Dr. Mohd Aslami, Mr. Chuck DeLuca, and Mr. Hans Moeller, (b) one of whom shall be nominated by Lender, and (c) three of whom shall be designated as "outside" directors (i.e. directors who are not members of the management of Borrower or any affiliate of Borrower) nominated and acceptable to the other four, one of whom shall be M. Mahud Awan, all to be elected by Borrower's shareholders. Borrower shall hold meetings of its Board of Directors no less frequently than quarterly and shall distribute to each director promptly, and in any event within three (3) weeks after the date of each meeting, copies of the minutes of such meeting and of any reports or other materials


                                      17.

distributed at such meeting to the directors. Mr. Steven Phillips may attend meetings of the Board of Directors in an advisory capacity.

         5.9 Proceeds of Berliner Bank Loan. The proceeds of the Berliner Bank Loan shall be used to purchase not less than $2,000,000 of upgrades to existing equipment or additional equipment, upon which Lender shall have a first priority, perfected security interest, except to the extent that Lender agrees to subordinate its security interest pursuant to the terms and conditions of the German Security Agreement.

         5.10 Post-closing covenant. Within ten calendar days after the Closing Date, Borrower shall provide Lender with an English translation of the list of Collateral.

         5.11 Further Assurances. At any time and from time to time Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement, the Note, and the other Loan Documents, including without limitation, to establish and maintain a perfected first priority security interest in the Collateral.


                                   SECTION VI

                               NEGATIVE COVENANTS

         So long as the Loan or any other Obligation under the Loan Documents (other than the Convertible Debenture and the Debt Conversion Agreement) remains outstanding, Borrower covenants as follows:

         6.1 Indebtedness. Neither Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

                  (a) Indebtedness of Borrower or any of its Subsidiaries to Lender or any AMP Affiliate;

                  (b) Indebtedness existing as of the date of this Agreement and specifically disclosed on Schedule 4.5 hereto or in the financial statements referred to in Section 4.6;

                  (c) Indebtedness secured by Permitted Encumbrances; and

                  (d) other Indebtedness of Borrower or any of its Subsidiaries consistent with Borrower's Mission Statement and which does not have a Material Adverse Effect.

         6.2   Contingent   Liabilities.   Neither   Borrower  nor  any  of  its
Subsidiaries shall create, incur, assume, guarantee or remain liable with respect to any Guaranties other than the following:

                  (a) Guaranties in favor of Lender or any of its affiliates;

                  (b) Guaranties existing on the date of this Agreement and disclosed on Schedule 4.5 hereto or in the financial statements referred to in
Section 4.6;

                  (c) Guaranties resulting from the endorsement of negotiable instruments for collection in the ordinary course of business; and


                                      18.

                  (d) Guaranties with respect to surety, appeal performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money or which are consistent with Borrower's Mission Statement) not exceeding in the aggregate at any time $100,000.

         6.3 Sale and Leaseback. Neither Borrower nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer all or substantially all property owned by it in order to lease such property or lease other property that Borrower or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

         6.4 Encumbrances. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

                  (a) Encumbrances in favor of Lender or any of its affiliates;

                  (b) Encumbrances existing as of the date of this Agreement and specifically disclosed in Schedule 4.5 hereto;

                  (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

                  (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

                  (e) judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

                  (f) rights of lessors under capital leases;

                  (g) Subordinated Liens on the Collateral to the extent permitted under the German Security Agreement;

                  (h) Encumbrances in respect of any purchase money obligations for tangible property used in its business that at any time shall not exceed $100,000 in the aggregate unless otherwise consistent with the Mission Statement, provided that any such Encumbrances shall not extend to the Collateral or to property and assets of Borrower or any such Subsidiary not financed by such a purchase money obligation; and



                                      19.

                  (i) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business.

         6.5 Merger; Consolidation; Sale or Lease of Assets; Change in Line of Business. Neither Borrower nor any of its Subsidiaries shall sell, lease or otherwise dispose of assets or properties, other than sales of inventory in the ordinary course of business and sales of worn and obsolete equipment; or liquidate, merge or consolidate into or with any other person or entity, provided that any Subsidiary of Borrower, other than Guarantor, may merge or consolidate into or with (i) Borrower if no Default has occurred and is continuing or would result from such merger and if Borrower is the surviving company, or (ii) any other wholly-owned Subsidiary of Borrower; or change its line of business in any material respect from that set forth in Section 5.2(c).

         6.6 Equity Distributions. Borrower shall not pay any dividends on any class of its capital stock or make any other distribution or payment on account of or in redemption, retirement or purchase of such capital stock; provided that this Section shall not apply to (i) the issuance, delivery or distribution by Borrower of shares of its common stock pro rata to its existing shareholders and
(ii) the purchase or redemption by Borrower of its capital stock with the proceeds of the issuance of additional shares of capital stock.

         6.7 Investments. Neither Borrower nor any of its Subsidiaries shall make or maintain any Investments other than (i) existing Investments in Subsidiaries, (ii) Qualified Investments, or (iii) Investments which are consistent with Borrower's Mission Statement and which do not have a Material Adverse Effect.

         6.8 Capital Expenditures. Neither Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditures in any Fiscal Year in excess of the amount included for such purposes in the annual budget, and any revisions thereof, as approved by Borrower's Board of Directors.

         6.9 ERISA. Neither Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA.

         6.10 Loans or Advances to ALT. Neither Borrower nor any subsidiary shall use the proceeds of the Loan to make loans or advances to ALT, except to the extent that money borrowed by Borrower from ALT in connection with the Recent ALT Financing shall be repaid to ALT.

         6.11 Collateral Coverage. Neither Borrower nor Guarantor shall permit the aggregate book value of the Collateral upon which Lender has a first priority perfected Lien, to equal an amount which is less than 125% of the sum of (a) the aggregate outstanding principal amount of the Loan and (b) the aggregate accrued but unpaid interest on the Loan.

         6.12 Change in Key Management. Neither Borrower nor Guarantor shall permit any changes in key management, except as approved by Borrower's or Guarantor's Board of Directors, respectively.

         6.13 Transactions with Affiliates. Borrower shall not, and shall not permit any of Borrower's Subsidiaries to, enter into or be a party to any agreement or transaction with any Affiliate of Borrower, unless (i) consistent with Borrower's Mission Statement or (ii) in the ordinary course of and pursuant to


                                      20.

the reasonable requirements of Borrower's or Borrower's Subsidiaries' business, and, in each case, upon fair and reasonable terms that are approved by Borrower's Board of Directors, and no less favorable to such Borrower or Borrower's Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate of Borrower of equal bargaining power.

         6.14 No Amendment or Waiver of Charter Documents. Borrower shall not amend, alter, repeal or terminate, and shall not permit any Subsidiary to amend, alter, repeal or terminate, its respective Certificate of Incorporation (or comparable charter documents) without the prior written consent of Lender if the effect of such amendment, alteration, repeal, or termination is adverse to the interests of the Lender, as determined by Lender in its sole discretion.


                                   SECTION VII

                               FINANCIAL COVENANTS

         So long as the Loan or any other Obligation under the Loan Documents (other than the Convertible Debenture and the Debt Conversion Agreement) remains outstanding, Borrower covenants as follows, tested annually on the last day of each fiscal year of Borrower, beginning December 31, 1997:

         7.1 Minimum Assets to Equity. Borrower shall maintain a ratio of Total Assets to Equity of at least 4.0 to 1.0

         7.2 Maximum Total Liabilities to Equity. Borrower shall maintain a ratio of Total Liabilities to Equity of not more than 3.5 to 1.0.

         7.3 Maximum Long Term Debt to Equity. Borrower shall maintain a ratio of Long Term Debt to Equity of not more than 3.0 to 1.0

         7.4 Minimum Current Ratio. Borrower shall maintain a ratio of Current Assets to Current Liabilities of at least 1.0 to 1.0.


                                  SECTION VIII

                                    DEFAULTS

         8.1 Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

                  (a) Borrower shall fail to pay when due (i) any amount of principal of the Loan, or (ii) any amount of interest thereon or any fees or expenses payable hereunder or under the Note and such failure shall continue for three (3) business days after written notice of such default is given by Lender to Borrower; or

                  (b) Borrower shall fail to perform any term, covenant or agreement contained in Sections 5.1(j), 5.3, 5.5, 5.9, 6.1 through 6.14, or 7.1 through 7.4; or



                                      21.

                  (c) Borrower or Guarantor shall fail to perform any term, covenant or agreement (other than in respect of Sections 8.1(a) and (b) hereof) contained in this Agreement, any other Loan Document, or any other agreement between Borrower and Lender or Guarantor and Lender, as the case may be, and such default shall continue for twenty (20) days after written notice of such default is given by Lender to Borrower and Guarantor; or

                  (d) any representation or warranty of Borrower or Guarantor made in this Agreement, the Note or in any other Loan Document or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

                  (e) there shall occur any material adverse change in the assets, liabilities, financial condition, or business of Borrower, Guarantor, or Borrower and its Subsidiaries, taken as a whole; or

                  (f) Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, all in excess of $100,000, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

                  (g) Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

                  (h) a proceeding or case shall be commenced, without the application or consent of Borrower or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against Borrower or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of Borrower or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to Borrower or such Subsidiary and shall continue unstayed and in effect for any period of 30 days; or

                  (i) a judgment or order for the payment of money shall be entered against Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of Borrower or such Subsidiary, that in the aggregate exceeds $100,000


                                      22.

in  value  and  such  judgment,   order,   warrant  or  process  shall  continue
undischarged or unstayed for 30 days; or

                  (j)  a  material   breach  by  Borrower   under  the  Purchase
Agreement; or

                  (k) any Change in Control shall have occurred; or

                  (l) Lender's nominee to the Board of Directors, if any, should fail to be elected to the Board of Directors of Borrower; or

                  (m) at least a majority of the Board of Directors should fail to be "Outside Directors" (as defined in the Voting Agreement).

         8.2 Remedies. Upon the occurrence of an Event of Default described in Sections 8.1(g) and (h), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at Lender's election, without notice of election and without demand:

                  (a) the unpaid principal amount of the Loan together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

                  (b) Lender may exercise any and all rights it has under this Agreement, the Note, any other Loan Document, or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce Lender's rights by any action at law, in equity or other appropriate proceeding.

                  (c) Without notice to Borrower, set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower.

                                   SECTION IX

                                  MISCELLANEOUS

         9.1 Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by telex, answerback received, or electronic facsimile transmission, or when delivered to the overnight courier, addressed to such party at its address indicated below:

         If to Borrower, at

         FiberCore, Inc.

         --------------------

         --------------------

         --------------------
         Phone: (508) 347-7744
         Fax: (508) 347-2778

         with a copy to:


                                      23.

         Coleman & Rhine
         1120 Avenue of the Americas
         New York, N.Y.  10036-6700
         Phone: (212) 840-3330
         Fax: (212) 840-3744
         Attention: Bruce S. Coleman, Esq.


         If to Lender, at

         AMP Incorporated
         470 Friendship Road
         M/S 176-034
         Harrisburg, PA  17111
         Phone: (717) 592-6651
         Fax: (717) 592-6655

or at any other address specified by such party in writing.

         9.2 Expenses. Borrower will pay within 30 days of demand all reasonable expenses of Lender in connection with (a) the waiver or amendment of this Agreement, the Note, the Loan Documents, or other documents executed in connection therewith, (b) or the default or collection of the Loan or other Obligations under the Loan Documents, or default, collection in connection with Lender's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, reasonable fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

         9.3 Set-Off. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any sums due from Lender to Borrower may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by Lender against any and all obligations of Borrower to Lender or any of its affiliates in such manner as Lender in its sole discretion may determine, and Borrower hereby grants Lender a continuing security interest in such sums for the payment and performance of all such obligations.

         9.4 Term of Agreement. This Agreement shall continue in force and effect so long as the Loan or any Obligation under the Loan Documents (other than the Convertible Debenture and the Debt Conversion Agreement) shall be outstanding.

         9.5 No Waivers. No failure or delay by Lender in exercising any right, power or privilege hereunder or under the Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the Note provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.


                                      24.

         9.6 Governing Law. THIS AGREEMENT, THE GERMAN GUARANTY, AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER SEAL AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS CONTAINED THEREIN); PROVIDED, HOWEVER, THAT THE GERMAN SECURITY AGREEMENT SHALL BE GOVERNED BY THE LAWS OF GERMANY.

         9.7 Amendments. Neither this Agreement, the Note, any other Loan Document, nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by Lender and, in the case of amendments, by Borrower.

         9.8 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided that Borrower may not assign or transfer its rights or obligations hereunder. Lender may sell, transfer or grant participations in the Note to any AMP Affiliate of Lender without the prior written consent of Borrower, and Borrower agrees that any transferee or participant shall be entitled to the benefits of this Agreement to the same extent as if such transferee or participant were Lender hereunder; provided that notwithstanding any such transfer or participation, Borrower may, for all purposes of this Agreement, treat Lender as the person entitled to exercise all rights hereunder and under the Note and to receive all payments with respect thereto.

         9.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

         9.10 Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

         9.11 Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

         9.12 Arbitration. Any dispute that cannot be settled amicably by mediation will be heard, settled and decided under the Commercial Rules of the American Arbitration Association by three arbitrators chosen in accordance with such Rules. Service of any matters in reference to such arbitration will be given in the manner described in Section 9.1. Such arbitration will be conducted in New York, New York. The award in such arbitration will be final and enforceable in any court of competent jurisdiction. The costs of arbitration will be paid as directed by the arbitrators.

         9.13 Entire Agreement. This Agreement, the Note and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.



                                      25.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Borrower:                                          FIBERCORE, INC.



                                                   By: /s/ Mohd Aslami
                                                       -------------------------
                                                   Name:   Mohd Aslami
                                                   Title:  Chairman and CEO


Lender:                                            AMP INCORPORATED


                                                   By: /s/ James E. Marley
                                                       -------------------------
                                                   Name:   James E. Marley
                                                   Title: Chairman of the Board





                                      26.

                                    EXHIBITS


EXHIBIT A         -        Form of Promissory Note

EXHIBIT B         -        Form of Warrant

EXHIBIT C         -        Intentionally omitted.

EXHIBIT D         -        Form of German Guaranty

EXHIBIT E         -        Form of German Security Agreement

EXHIBIT F         -        Form of Opinion of Counsel to Lender

EXHIBIT G         -        Form of Compliance Certificate

EXHIBIT H         -        Borrower's Mission Statement

EXHIBIT I         -        Form of Voting Agreement

EXHIBIT J         -        Capitalization Table

EXHIBIT K         -        Berliner Bank Loan Documents

EXHIBIT L         -        German Government Grant Documents


                                    SCHEDULES


SCHEDULE 4.5               -        Indebtedness; Encumbrances

SCHEDULE 4.8               -        Defaults

SCHEDULE 4.10              -        Litigation

SCHEDULE 4.11              -        Subsidiaries

SCHEDULE 4.14              -        Trademarks,   Trademark  Licenses,  Patents,
                                    Patent Licenses,  Copyrights,  and Copyright
                                    Licenses

SCHEDULE 4.15              -        Borrower's   Trade   Names;    Location   of
                                    Collateral

SCHEDULE 5.3               -        Maintenance and Insurance

                                  SCHEDULE 4.5

                           INDEBTEDNESS; ENCUMBRANCES



ALL EQUIPMENT AND PATENTS PURCHASED FROM SICO QUARZSCHMELZE JENA GMBH ("SICO") COULD REVERT TO SICO IN THE EVENT THE COMPANY MOVES OUT OF THE JENA FACILITY PRIOR TO THE YEAR 2001.

ALL OTHER EQUIPMENT AND PATENTS ARE SUBJECT TO THE SECURITY INTEREST OF AMP INCORPORATED, UNDER THIS LOAN AGREEMENT AND A PREVIOUS LOAN AGREEMENT DATED APRIL 17, 1995.



                                       ii.

                                  SCHEDULE 4.8

                           INDEBTEDNESS; ENCUMBRANCES


                                      NONE



                                      iii.

                                  SCHEDULE 4.10

                                   LITIGATION



                       Litigation against FiberCore, Inc.

                                      None


                         Litigation against Subsidiaries

                  1. COIA GmbH v. Fibercore Glasfaser Jena GmbH





                                       iv.

                                  SCHEDULE 4.11

                                  SUBSIDIARIES



Automated Light Technologies (Delaware)

Fibercore Glasfaser Jena GmbH (Germany)

FiberCore Mid East Ltd. (Cayman Islands)

Infoglass Incorporated (Delaware)






                                       v.

                                  SCHEDULE 4.15

          SCHEDULE OF BORROWER'S TRADE NAMES AND LOCATION OF COLLATERAL




THE BORROWER HAS BEEN PREVIOUSLY KNOWN BY THE NAMES FIBERCORE INCORPORATED AND VENTURECAP, INC.

THE COLLATERAL IS LOCATED AT THE JENA FACILITY IN JENA, GERMANY.
THE ADDRESS OF THE JENA FACILITY IS

         FiberCore Jena GmbH
         Goschwitzer Str. 20, D-07745
         Jena




                                       vi.

                                  SCHEDULE 5.13

               SCHEDULE OF EXCEPTIONS TO MAINTENANCE AND INSURANCE



                                      NONE




                                      vii.